CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To: Cyberlux Corporation

We hereby consent to the use in the Registration Statement on Form SB-2 of our report dated April 4, 2003, which included explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, relating to the consolidated financial statements of Cyberlux Corporation, which appears in such registration Statement and related Prospectus for the registration of 30,244,704 shares of its common stock. We also consent to the references to us under the headings "Experts".


                                    /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                    --------------------------------------------
                                    Russell Bedford Stefanou Mirchandani LLP

New York, New York
January 28, 2004